EXHIBIT 4.4

PARI PASSU LIEN INTERCREDITOR AGREEMENT

among

UNITED STATES ENRICHMENT CORPORATION, as the Grantor

DELAWARE TRUST COMPANY,

as Collateral Agent and Authorized Representative for the Existing Notes Secured Parties

and

DELAWARE TRUST COMPANY,

as Collateral Agent and Authorized Representative for the New Notes Secured Parties

dated as of February 14, 2017

PARI PASSU LIEN INTERCREDITOR AGREEMENT, dated as of February 14, 2017 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among UNITED STATES ENRICHMENT CORPORATION, a Delaware corporation (the “Grantor”), a wholly owned subsidiary of Centrus Energy Corp., a Delaware corporation (the “Issuer”), Delaware Trust Company, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware (“Delaware Trust Company”), as trustee under the Existing Notes Indenture (in such capacity and together with its successors and assigns in such capacity, the “Existing Notes Authorized Representative”) and as collateral agent for the Existing Notes Secured Parties under the Existing Notes Secured Documents (in such capacity and together with its successors and assigns in such capacity, the “Existing Notes Collateral Agent”), Delaware Trust Company, as trustee under the New Notes Indenture (in such capacity and together with its successors and assigns in such capacity, the “New Notes Authorized Representative”) and as collateral agent for the New Notes Secured Parties under the New Notes Secured Documents (in such capacity and together with its successors and assigns in such capacity, the “New Notes Collateral Agent”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Notes Collateral Agent and the Existing Notes Authorized Representative (in each case, for itself and on behalf of the Existing Notes Secured Parties) and the New Notes Authorized Representative and the New Notes Collateral Agent (in each case, for itself and on behalf of the New Notes Secured Parties) agree as follows:

ARTICLE I

Definitions

SECTION 1.01             Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the New York UCC if defined therein. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the introductory paragraph hereof.

“Applicable Authorized Representative” means with respect to any Shared Collateral, (i) at any time that the New Notes Collateral Agent is the Controlling Collateral Agent, the Authorized Representative of the New Notes Obligations and (ii) at any time that the Existing Notes Collateral Agent is the Controlling Collateral Agent, the Authorized Representative of the Existing Notes Obligations.

“Authorized Representative” means, at any time, (i) in the case of any Existing Notes Obligations or the Existing Notes Secured Parties, the Existing Notes Authorized Representative and (ii) in the case of any New Notes Obligations or the New Notes Secured Parties, the New Notes Authorized Representative.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day other than a Legal Holiday.

“Collateral” means all assets and properties subject to Liens created pursuant to any Pari Passu-Lien Security Document to secure one or more Series of Pari Passu-Lien Obligations.

“Collateral Agent” means (i) in the case of any Existing Notes Obligations, the Existing Notes Collateral Agent and (ii) in the case of the New Notes Obligations, the New Notes Collateral Agent.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (i) at any time when the Existing Notes Obligations represent more than fifty percent (50%) of the total outstanding Pari-Passu Lien Obligations, the Existing Notes Collateral Agent and (ii) at any other time, the New Notes Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Existing Notes Collateral Agent is the Controlling Collateral Agent with respect to such Shared Collateral, the Existing Notes Secured Parties and (ii) at any other time, the New Notes Secured Parties.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Pari Passu-Lien Obligations, the date on which such Series of Pari Passu-Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Pari Passu-Lien Obligations” means, with respect to any Shared Collateral, the Discharge of the Pari Passu-Lien Obligations with respect to such Shared Collateral; provided that the Discharge of Pari Passu-Lien Obligations shall not be deemed to have occurred in connection with a Refinancing of such Pari Passu-Lien Obligations with additional Pari Passu-Lien Obligations secured by such Shared Collateral under a Secured Note Document which has been designated in writing by the Authorized Representative (under the Secured Note Documents so Refinanced) or the Issuer to the Collateral Agents and each other Authorized Representative as a Secured Note Document with respect to a particular Series of Pari Passu-Lien Obligations for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Note Document.

“Existing Notes Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Existing Notes Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Existing Notes Documents” means, with respect to the Existing Notes Obligations, the loan agreements, credit agreements, notes, indentures, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Existing Notes Indenture and the Existing Notes Security Documents and each other agreement entered into for the purpose of securing the Existing Notes Obligations.

“Existing Notes Indenture” means that certain Indenture, dated as of September 30, 2014, among the Grantor, the Issuer, the Existing Notes Authorized Representative and the Existing Notes Collateral Agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, and as Refinanced in whole in a manner not constituting a Discharge of Pari Passu-Lien Obligations.

“Existing Notes Obligations” means all Secured Obligations as defined in the Existing Notes Indenture.

“Existing Notes Pledge and Security Agreement” means that certain Pledge and Security Agreement dated as of September 30, 2014 (as amended, modified, supplemented or restated from time to time) by the Grantor, as pledgor, in favor of the Existing Notes Authorized Representative and Existing Notes Collateral Agent.

“Existing Notes Secured Parties” means the “Secured Parties” as defined in the Existing Notes Pledge and Security Agreement.

“Existing Notes Security Documents” means the Existing Notes Pledge and Security Agreement, the other Security Documents (as defined in the Existing Notes Indenture) and each other agreement entered into in favor of the Existing Notes Collateral Agent for the purpose of securing any Existing Note Obligations.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Insolvency or Liquidation Proceeding” means:

(1)       any case commenced by or against the Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Grantor, any receivership or assignment for the benefit of creditors relating to the Grantor or any similar case or proceeding relative to the Grantor or its creditors, as such, in each case whether or not voluntary;

(2)       any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)       any other proceeding of any type or nature in which substantially all claims of creditors of the Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Issuer” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office (as defined in each of Secured Notes Documents) of any Authorized Representative is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Liens” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Joinder Agreement” means a joinder to this Agreement in the form of Annex I hereto.

“New Notes Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“New Notes Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“New Notes Documents” means, with respect to the New Notes Obligations, the loan agreements, credit agreements, notes, indentures, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the New Notes Indenture and the New Notes Security Documents and each other agreement entered into for the purpose of securing the New Notes Obligations.

“New Notes Indenture” means that certain Indenture, dated as of February 14, 2017, among the Grantor, the Issuer, the New Notes Authorized Representative, and the New Notes Collateral Agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, and as Refinanced in whole or in part in a manner not constituting a Discharge of Pari Passu-Lien Obligations.

“New Notes Obligations” means all Secured Obligations as defined in the New Notes Indenture.

“New Notes Pledge and Security Agreement” means that certain Pledge and Security Agreement dated as of February 14, 2017 (as amended, modified, supplemented or restated from time to time) by United States Enrichment Corporation, as pledgor, in favor of New Notes Authorized Representative and New Notes Collateral Agent.

“New Notes Security Documents” means the New Notes Pledge and Security Agreement, the other Security Documents (as defined in the New Notes Indenture) and each other agreement entered into in favor of the New Notes Collateral Agent for the purpose of securing any New Note Obligations.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Pari Passu-Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Pari Passu-Lien Obligations” means, collectively, (i) the Existing Notes Obligations and (ii) the New Notes Obligations.

“Pari Passu-Lien Secured Parties” means (i) the Existing Notes Secured Parties and (ii) the New Notes Secured Parties.

“Pari Passu-Lien Security Documents” means, collectively, (i) the Existing Notes Security Documents and (ii) the New Notes Security Documents.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Pari Passu-Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any loan agreement, credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Note Document” means (i) the Existing Notes Documents and (ii) the New Notes Documents.

“Securities or Deposit Account Control Collateral” means any Shared Collateral under the “control” of a Collateral Agent (or its agents or bailees), to the extent that such control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Securities or Deposit Account Control Collateral includes, without limitation, any uncertificated securities or deposit account under the control of a Collateral Agent under the terms of the Pari Passu-Lien Security Documents.

“Series” means (a) with respect to the Pari Passu-Lien Secured Parties, each of (i) the Existing Notes Secured Parties (in their capacities as such) and (ii) the New Notes Secured Parties (in their capacities as such) and (b) with respect to any Pari Passu-Lien Obligations, each of (i) the Existing Notes Obligations and (ii) the New Notes Obligations.

“Shared Collateral” means, at any time, Collateral in which the holders of Existing Notes Obligations and the holders of the New Notes Obligations hold a valid and perfected security interest at such time.

SECTION 1.02             Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03             Impairments. It is the intention of the Pari Passu-Lien Secured Parties of each Series that the holders of Pari Passu-Lien Obligations of such Series (and not the Pari Passu-Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Pari Passu-Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Passu-Lien Obligations), (y) any of the Pari Passu-Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Pari Passu-Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Passu-Lien Obligations) on a basis ranking prior to the security interest of such Series of Pari Passu-Lien Obligations but junior to the security interest of any other Series of Pari Passu-Lien Obligations or (ii) the existence of any Collateral for any other Series of Pari Passu-Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Pari Passu-Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage that applies to all Pari Passu-Lien Obligations shall not be deemed to be an Impairment of any Series of Pari Passu-Lien Obligations. In the event of any Impairment with respect to any Series of Pari Passu-Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu-Lien Obligations, and the rights of the holders of such Series of Pari Passu-Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Passu-Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Passu-Lien Obligations subject to such Impairment. Additionally, in the event the Pari Passu-Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Passu-Lien Obligations or the Pari Passu-Lien Security Documents governing such Pari Passu-Lien Obligations shall refer to such obligations or such documents as so modified.

Section 1.04 Termination of Pari Passu Treatment. Notwithstanding anything herein to the contrary, upon any termination of the guaranty of the Existing Notes by the Grantor in connection with a Termination Event (as defined in the Existing Notes Indenture as of the date hereof), (i) equal priority treatment of the Liens securing the Existing Notes Obligations and the New Notes Obligations as provided herein shall cease, (ii) the Existing Notes Obligations shall no longer constitute Pari Passu-Lien Obligations, (iii) all Possessory Collateral in the possession of any Existing Notes Secured Party shall be promptly turned over to the New Notes Collateral Agent, (iv) the Collateral securing the guaranty of the Existing Notes by the Grantor shall no longer constitute Shared Collateral, and (iv) the Existing Notes Secured Parties shall no longer have any rights under this Agreement.

ARTICLE II
Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01             Priority of Claims.

(a)                Anything contained herein or in any of the Secured Note Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any Pari Passu-Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Grantor or any Pari Passu-Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Pari Passu-Lien Secured Party or received by the Controlling Collateral Agent or any Pari Passu-Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Pari Passu-Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Note Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Pari Passu-Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Pari Passu-Lien Obligations of a given Series in accordance with the terms of the applicable Secured Note Documents and (iii) THIRD, after payment of all Pari Passu-Lien Obligations, to the Grantor or its successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Pari Passu-Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Passu-Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Passu-Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Pari Passu-Lien Obligations with respect to which such Impairment exists.

(b)               It is acknowledged that the Pari Passu-Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Note Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Passu-Lien Secured Parties of any Series.

(c)                Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Passu-Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Note Documents or any defect or deficiencies in the Liens securing the Pari Passu-Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Pari Passu-Lien Secured Party hereby agrees that the Liens securing each Series of Pari Passu-Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02             Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)                Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). No Non-Controlling Secured Party shall or shall instruct any Collateral Agent to, and no Non-Controlling Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Pari Passu-Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting in accordance with the Pari Passu-Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b)               With respect to any Shared Collateral, (i) the Controlling Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Controlling Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Pari Passu-Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Pari Passu-Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Controlling Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Pari Passu-Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Pari Passu-Lien Security Documents applicable to it, shall be entitled to take any such actions or exercise any such remedies with respect to such Shared Collateral.

(c)                Notwithstanding the equal priority of the Liens securing each Series of Pari Passu-Lien Obligations with respect to any Shared Collateral, the Controlling Collateral Agent with respect thereto (acting on the instructions of the Applicable Authorized Representative) may deal with such Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party in respect of any Shared Collateral will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or a Controlling Secured Party of any rights and remedies relating to such Shared Collateral, or cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Pari Passu-Lien Secured Party, the Controlling Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d)               Each of the Pari Passu-Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Pari Passu-Lien Secured Parties in all or any part of the Shared Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03             No Interference; Payment Over.

(a)                Each Pari Passu-Lien Secured Party agrees that (i) it will not challenge or question or support any other Person or entity in any proceeding the validity or enforceability of any Pari Passu-Lien Obligations of any Series or any Pari Passu-Lien Security Document or the validity, attachment, perfection or priority of any Lien under any Pari Passu-Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of any Shared Collateral by the Controlling Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Controlling Collateral Agent or any other Pari Passu-Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other Pari Passu-Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other Pari Passu-Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent, any Applicable Authorized Representative or any other Pari Passu-Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative or other Pari Passu-Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral, and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other Pari Passu-Lien Secured Party to enforce this Agreement.

(b)               Each Pari Passu-Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Pari Passu-Lien Security Document by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Pari Passu-Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Pari Passu-Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04             Automatic Release of Liens.

(a)                If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of Pari Passu-Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be allocated and applied pursuant to Section 2.01.

(b)               Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantor) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05             Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)                This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against either Borrower or any of their respective Subsidiaries.

(b)               If the Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Pari Passu-Lien Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (acting on the instructions of the Applicable Authorized Representative) shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu-Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari Passu-Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari Passu-Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Pari Passu-Lien Secured Parties (other than any Liens of the Pari Passu-Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari Passu-Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Passu-Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral (in each case, except to the extent a Lien on additional collateral is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive a Lien on such additional collateral), with the same priority vis-à-vis the Pari Passu-Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Passu-Lien Obligations, such amount is applied pursuant to Section 2.01 (in each case, except to the extent a payment is made to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such payment), and (D) if any Pari Passu-Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 (in each case, except to the extent such adequate protection is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such adequate protection); provided that the Pari Passu-Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Passu-Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided further that the Pari Passu-Lien Secured Parties receiving adequate protection shall not object to any other Pari Passu-Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Passu-Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06             Reinstatement In the event that any of the Pari Passu-Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Pari Passu-Lien Obligations shall again have been paid in full in cash.

SECTION 2.07             Insurance As between the Pari Passu-Lien Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08             Refinancings The Pari Passu-Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Note Document) of any Pari Passu-Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09             Possessory Collateral Agent and Securities or Deposit Account Control Collateral Agent as Gratuitous Bailee for Perfection

(a)                Each Collateral Agent agrees to hold all Possessory Collateral or Securities or Deposit Account Control Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Pari Passu-Lien Secured Party for which such Possessory Collateral or Securities or Deposit Account Control Collateral is Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral or Securities or Deposit Account Control Collateral, if any, pursuant to the applicable Pari Passu-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time a Collateral Agent ceases to be a Collateral Agent, such former Collateral Agent shall, at the request of the Controlling Collateral Agent, promptly deliver all Possessory Collateral to the Controlling Collateral Agent together with any necessary endorsements (or otherwise allow the Controlling Collateral Agent to obtain control of such Possessory Collateral). The Grantor shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith.

(b)               Each Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral or any Securities or Deposit Account Control Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Pari Passu-Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral or such Securities or Deposit Account Control Collateral as applicable, if any, pursuant to the applicable Pari Passu-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c)                The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral or Securities or Deposit Account Control Collateral as gratuitous bailee for the benefit of each other Pari Passu-Lien Secured Party for purposes of perfecting the Lien held by such Pari Passu-Lien Secured Parties thereon.

SECTION 2.10             Amendments to Security Documents.

(a)                Without the prior written consent of the New Notes Collateral Agent, each Existing Notes Secured Party agrees that no Existing Notes Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Existing Notes Security Document would be prohibited by, or would require the Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b)               Without the prior written consent of the Existing Notes Collateral Agent, the New Notes Collateral Agent agrees that no New Notes Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new New Notes Security Document would be prohibited by, or would require the Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c)                In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on a certificate of an authorized officer of the Grantor.

ARTICLE III
Existence and Amounts of Liens and Obligations

SECTION 3.01             Determinations with Respect to Amounts of Liens and Obligations.

Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu-Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the Pari Passu-Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of Issuer. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to Issuer, the Grantor, any Pari Passu-Lien Secured Party or any other person as a result of such determination.

ARTICLE IV
The Controlling Collateral Agent

SECTION 4.01             Authority.

(a)                Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b)               In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the Pari Passu-Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Pari Passu-Lien Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Pari Passu-Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent, the Applicable Authorized Representative or any other Pari Passu-Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari Passu-Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari Passu-Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Passu-Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of Pari Passu-Lien Obligations or any other Pari Passu-Lien Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the Pari Passu-Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Passu-Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Pari Passu-Lien Security Documents or any other agreement related thereto or to the collection of the Pari Passu-Lien Obligations or the valuation, use, protection or release of any security for the Pari Passu-Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Pari Passu-Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by Issuer, the Grantor or any of their respective Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Pari Passu-Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Pari Passu-Lien Obligations for whom such Collateral constitutes Shared Collateral.

ARTICLE V
Miscellaneous

SECTION 5.01             Notices All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)                if to the Existing Notes Collateral Agent or the Existing Notes Authorized Representative , to it at:

Delaware Trust Company
2711 Centerville Road, Suite 220
Wilmington, Delaware 19808
Attention: Corporate Trust Administration
Facsimile No.: 302-636-8666
Email: trust@delawaretrust.com

With a copy to counsel:

Mark R. Somerstein, Esq
Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 100 36-8704
Email: mark.somerstein@ropesgray.com

(b)               if to the New Notes Collateral Agent or the New Notes Authorized Representative, to it at:

Delaware Trust Company
2711 Centerville Road, Suite 220
Wilmington, Delaware 19808
Attention: Corporate Trust Administration
Facsimile No.: 302-636-8666
Email: trust@delawaretrust.com

With a copy to counsel:

Mark R. Somerstein, Esq
Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 100 36-8704
Email: mark.somerstein@ropesgray.com

(c)       Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

SECTION 5.02             Waivers; Amendment; Joinder Agreements.

(a)                No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)               Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Grantor’s consent or which increases the obligations or reduces the rights of the Grantor, with the consent of the Grantor).

(c)                Notwithstanding the foregoing, without the consent of any Pari Passu-Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 2.08 and upon such execution and delivery, such Authorized Representative and the Pari Passu-Lien Secured Parties and Pari Passu-Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Pari Passu-Lien Security Documents applicable thereto.

(d)               Notwithstanding the foregoing, in connection with any Refinancing of Pari Passu-Lien Obligations of any Series, the Collateral Agents and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other Pari Passu-Lien Secured Party or the Grantor), at the request of any Collateral Agent, any Authorized Representative or the Issuer, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing and are reasonably satisfactory to each such Collateral Agent and each such Authorized Representative, provided that any Collateral Agent or Authorized Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from an authorized officer of the Issuer to the effect that such Refinancing is permitted by the then existing Secured Note Documents.

SECTION 5.03             Parties in Interest This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari Passu-Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04             Survival of Agreement All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05             Counterparts This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.06             Severability Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07             GOVERNING LAW THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08             Submission to Jurisdiction Waivers; Consent to Service of Process

Each Collateral Agent and each Authorized Representative, on behalf of itself and the Pari Passu-Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)                submits for itself and its property in any legal action or proceeding relating to this Agreement and the Pari Passu-Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts the State of New York located in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)               consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;

(d)               agrees that nothing herein shall affect the right of any other party hereto (or any Pari Passu-Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Pari Passu-Lien Secured Party) to sue in any other jurisdiction; and

(e)                waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09             WAIVER OF JURY TRIAL EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10             Headings Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11             Conflicts In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Pari Passu-Lien Security Documents or any of the other Secured Note Documents, the provisions of this Agreement shall control.

SECTION 5.12             Provisions Solely to Define Relative Rights The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu-Lien Secured Parties in relation to one another. None of the Issuer, the Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Pari Passu-Lien Secured Documents), and none of the Issuer or the Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of the Issuer or the Grantor, which are absolute and unconditional, to pay the Pari Passu-Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13             Agent Capacities Except as expressly provided herein or in the Existing Notes Security Documents, Delaware Trust Company (and any successor to its initial capacities under this Agreement), is acting in the capacities of Existing Notes Authorized Representative and Existing Notes Collateral Agent solely for the Existing Notes Secured Parties. Except as expressly provided herein or in the New Notes Security Documents, Delaware Trust Company (and any successor to its initial capacities under this agreement) is acting in the capacity of New Notes Authorized Representative and New Notes Collateral Agent solely for the New Notes Secured Parties. Except as expressly set forth herein, none of the Existing Notes Authorized Representative, the Existing Notes Collateral Agent, the New Notes Authorized Representative or the New Notes Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Note Documents.

SECTION 5.14             Integration This Agreement together with the other Secured Note Documents and the Pari Passu-Lien Security Documents represents the agreement of each of the Grantor and the Pari Passu-Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Grantor, the Collateral Agents, the Authorized Representatives or any other Pari Passu-Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Note Documents or the Pari Passu-Lien Security Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DELAWARE TRUST COMPANY,
as Existing Notes Collateral Agent and Existing Notes Authorized Representative

By:
Name:
Title:

DELAWARE TRUST COMPANY,
as New Notes Collateral Agent and New Notes Authorized Representative

By:
Name:
Title:

[Signature Page to Pari Passu Agreement]

UNITED STATES ENRICHMENT CORPORATION

By:
Name:
Title:

[Signature Page to Pari Passu Agreement]

ANNEX I

[FORM OF] JOINDER NO. [      ] dated as of [________], 20[  ] to the PARI PASSU LIEN INTERCREDITOR AGREEMENT dated as of February 14, 2017 (the “Pari Passu Intercreditor Agreement”), among United States Enrichment Corporation, a Delaware limited corporation (the “Grantor”), DELAWARE TRUST COMPANY, as Existing Notes Collateral Agent and Existing Notes Authorized Representative for the Existing Notes Secured Parties under the Existing Notes Security Documents, DELAWARE TRUST COMPANY, as New Notes Collateral Agent and New Notes Authorized Representative for the New Notes Secured Parties under the New Notes Security Documents.

A.       Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B.       As a condition to the ability of the Issuer to Refinance the Pari Passu-Lien Obligations (such obligations the “Refinanced Pari Passu-Lien Obligations”), the authorized representative in respect of such Refinanced Pari Passu-Lien Obligations is required to become an Authorized Representative (the “New Representative”), the collateral agent in respect of such Refinanced Pari Passu-Lien Obligations is required to become a Collateral Agent (the “New Collateral Agent”), and such Refinanced Pari Passu-Lien Obligations and the secured parties in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement.

Accordingly, each Collateral Agent, each Authorized Representative, the New Representative and the New Collateral Agent agree as follows:

SECTION 1. In accordance with Section 2.08 of the Pari Passu Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, the New Collateral Agent by its signature below becomes a Collateral Agent under, and the related Refinanced Pari Passu-Lien Obligations and Pari Passu-Lien Secured Parties become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Collateral Agent had originally been named therein as a Collateral Agent, and each of the New Representative and the New Collateral Agent, on its behalf and on behalf of such Pari Passu-Lien Secured Parties, hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as Authorized Representative or Collateral Agent, as applicable, and to the Pari Passu-Lien Secured Parties that it represents. Each reference to an “Authorized Representative” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Representative. Each reference to a “Collateral Agent” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Collateral Agent. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. Each of the New Representative and the New Collateral Agent represents and warrants to each Collateral Agent, each Authorized Representative and the other Pari Passu-Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as [trustee/administrative agent/collateral agent], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and, (iii) the Pari Passu-Lien Secured Documents relating to such Refinanced Pari Passu-Lien Obligations provide that, upon its entry into this Agreement, the Pari Passu-Lien Secured Parties in respect of such Refinanced Pari Passu-Lien Obligations will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement as Pari Passu-Lien Secured Parties.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative or the New Collateral Agent shall be given to it at its address set forth below its signature hereto.

SECTION 8. The Grantor and Issuer agree to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel.

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] and as collateral agent for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as [ ] and as collateral agent for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

[DELAWARE TRUST COMPANY,
as the Existing Notes Collateral Agent and Existing Notes Authorized Representative,

By:
Name:
Title:]

[DELAWARE TRUST COMPANY,
as the New Notes Collateral Agent and New Notes Authorized Representative,

By:
Name:
Title:]

[OTHER AUTHORIZED REPRESENTATIVES]

UNITED STATES ENRICHMENT CORPORATION,
as the Company

By:
Name:
Title: